Exhibit 99.1


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Year-end Report on Form 10-K of Public Storage Properties, Ltd. (the "Partnership") for the year-end period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), B. Wayne Hughes, as Chief Executive Officer of Public Storage, Inc. (through November 7, 2002), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, Inc., and John Reyes, as Chief Financial Officer of Public Storage, Inc., each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/  B. Wayne Hughes
--------------------
Name:    B. Wayne Hughes
Title:   Chief Executive Officer of Public Storage, Inc.
         (through November 7, 2002), Corporate General Partner and Individual General Partner
Date:    March 28, 2003

/s/  Ronald L. Havner, Jr.
--------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    March 28, 2003

/s/  John Reyes
---------------
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    March 28, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.